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                                 EXHIBIT 23.3
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                                                                    Exhibit 23.3

Consent of Osburn, Henning and Company, P.A.

We consent to the use in this Registration Statement of Alabama National BanCorporation on Form S-4 of our report dated January 15, 1998 of our audit of the consolidated financial statements of Public Bank Corporation as of December 31, 1997 and for each of the two years then ended appearing in the Prospectus which is a part of this Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

                                         /s/ Osburn, Henning and Company, P.A.

Orlando, Florida
April 3, 1998